Exhibit 99.1

TIAA Retirement Annuity Accounts TIAA Real Estate Account

Real Estate	As of 9/30/2014

Portfolio Net Assets	Inception Date	Symbol	Estimated Annual Expenses1 2
$18.9 Billion	10/02/1995	N/A	0.87%

Portfolio Strategies

This variable annuity account seeks favorable long-term returns primarily through rental income and appreciation of real estate and real estate-related investments owned by the Account. The Account will also invest in non-real estate-related publicly traded securities and short-term higher quality liquid investments that are easily converted to cash to enable the Account to meet participant redemption requests, purchase or improve properties or cover other expenses. The Account intends to have between 75% and 85% of its net assets invested directly in real estate or real estate-related assets with the goal of producing favorable long-term returns. The Account’s principal strategy is to purchase direct ownership interests in income-producing real estate, primarily office, industrial, retail and multi-family residential properties. The Account may also make foreign real estate investments. Under the Account’s investment guidelines, investments in direct foreign real estate, together with foreign real estate-related securities and foreign non-real estate-related liquid investments may not comprise more than 25% of the Account’s net assets. The Account will invest the remaining portion of its assets (targeted between 15% and 25% of net assets) in publicly traded, liquid investments.

Learn More

For more information please contact:
800 842-2252
Weekdays 8 a.m. to 10 p.m. ET,
Saturdays 9 a.m. to 6 p.m. ET,
or visit tiaa-cref.org

Performance

	Total Return		Average Annual Total Return
	3 Months	YTD	1 Year	3 Years	5 Years	10 Years	Since Inception
TIAA Real Estate Account	2.32%	8.19%	9.94%	10.22%	9.68%	4.74%	6.30%

The returns quoted represent past performance, which is no guarantee of future results. Returns and the principal value of your investment will fluctuate. Current performance may be higher or lower than that shown, and you may have a gain or a loss when you redeem your mutual fund shares. For current performance information, including performance to the most recent month-end, please visit tiaa-cref.org, or call 800 842-2252. Performance may reflect waivers or reimbursements of certain expenses. Absent these waivers or reimbursement arrangements, performance may be lower.

[1]	Expenses are estimated each year based on projected expense and asset levels. Differences between actual expenses and the estimate are adjusted quarterly and are reflected in current investment results. Historically, adjustments have been small.
[2]	The Account’s total annual expense deduction appears in the Account’s prospectus, and may be different than that shown herein due to rounding. Please refer to the prospectus for further details.

Hypothetical Growth of $10,000

The chart illustrates the performance of a hypothetical $10,000 investment on September 30, 2004 and redeemed on September 30, 2014.
— TIAA Real Estate Account	$15,884

The total returns are not adjusted to reflect sales charges, the effects of taxation or redemption fees, but are adjusted to reflect actual ongoing expenses, and assume reinvestment of dividends and capital gains, net of all recurring costs.

Properties by Type	(As of 9/30/2014)	Properties by Region	(As of 9/30/2014)
% of Real Estate Investments3 4		% of Real Estate Investments3 5
Office	43.7	East	37.8
Apartment	22.8	West	37.5
Retail	17.1	South	21.7
Industrial	13.1	Foreign	1.6
Other	3.3	Midwest	1.4

[3]	Wholly-owned properties are represented at fair value and gross of any debt, while joint venture properties are represented at the net equity value.
[4]	Other properties represents interest in Storage Portfolio investment, a fee interest encumbered by a ground lease real estate investment.
[5]	Foreign property represents real estate investment in France.

Please refer to the next page for important disclosure information.

TIAA Retirement Annuity Accounts TIAA Real Estate Account

Real Estate	As of 9/30/2014

Portfolio Composition	(As of 9/30/14)
Investments by Type	% of Net Assets
Real Estate Properties (Net Of Debt)	57.3%
Real Estate Joint Venture And Limited Partnerships	17.3%
Short Term Investments	16.5%
Marketable Securities Real Estate Related	8.6%
Other (Net Receivable/Liability)	0.3%

Top 10 Holdings[6]	(As of 9/30/14)
% of Total Investments[7]
1001 Pennsylvania Avenue	3.7%
50 Fremont Street	2.8%
The Florida Mall	2.5%
99 High Street	2.2%
Fourth and Madison	2.1%
DDR	2.0%
425 Park Avenue	2.0%
780 Third Avenue	1.9%
501 Boylston Street	1.8%
Four Oaks	1.7%

Market Recap

US economy maintains momentum and real estate market fundamentals benefit

Labor market conditions remained strong during the third quarter of 2014 with the Bureau of Labor Statistics reporting that 671,000 jobs were created as compared to 800,000 in the second quarter. Job gains were broad-based with every major industry sector expanding during the quarter. Though job growth fell short of second quarter’s total, the 224,000 average monthly gain dropped the unemployment rate to 5.9% in September, marking the first time since mid-2008 that the unemployment rate has been less than 6%.

The financial services and professional and business services sectors have been the traditional drivers of office space demand. Financial services firms appear to have made adjustments to recent regulatory reforms and started hiring more aggressively. During the third quarter, 39,000 jobs were added, up from 36,000 during second quarter. This compares with less than 20,000 per quarter during 2013. Growth in professional and business services was strong as well with 194,000 new jobs created versus 199,000 previously. This growth combined with strong demand from the technology sector resulted to the largest decline in the office vacancy rate in recent quarters with the national office vacancy rate dropping to 14.1% from 14.5%, according to CB Richard Ellis Economic Advisors (CBRE-EA).

Industrial markets have also benefited from the stronger economic growth in recent quarters. During the third quarter, the national industrial availability rate declined to 10.6%, the lowest level since the first quarter of 2008. Improvements were broad based, with the availability rate declining in 43 of the 61 markets tracked by CBRE-EA.

Apartment markets remained tight as the national vacancy rate averaged 4.3% vs. 4.6% in third quarter 2013. (Apartment leasing patterns are seasonal and necessitate a year-over-year comparison.) Reflective of the tight market, effective rents, which include concessions such as free rent, grew 4% year-over-year in many markets. Areas with sizeable tech and energy sectors once again reported the strongest growth, while rent growth in New York slowed, and rent growth in Washington, DC remained among the weakest in the nation.

Moderate growth in US retail sales benefited retail market conditions. Retail sales excluding autos and auto parts increased 0.7% vs. the second quarter and 3.4% vs. third quarter 2013. Availability rates in neighborhood and community centers declined to 11.5% from 11.7% during second quarter. With retailers’ all-important holiday season approaching, rising costs of health care, child care and housing are likely to limit household spending and result in further gradual improvement in retail market conditions.

Important Information

[6]	The top 10 holdings are subject to change and may not be representative of the account’s current or future investments. The holdings listed only include the account’s long-term investments. Money market instruments and/or futures contracts, if applicable, are excluded. The holdings do not include the account’s entire investment portfolio and should not be considered a recommendation to buy or sell a particular security.
[7]	Value as reported in the September 30, 2014 Statement of Investments. Investments owned 100% by the Account are reported based on fair value. Investments in joint ventures are reported at fair value and are presented at the Account’s ownership interest.

This property, 1001 Pennsylvania Avenue, is presented gross of debt. The value of the Account’s interest less the fair value of leverage is $455.0 million.
This property,50 Fremont Street, is presented gross of debt. The value of the Account’s interest less the fair value of leverage is $402.2 million.
This property, The Florida Mall, is a 50% / 50% joint venture with Simon Property Group, L.P. and is presented net of debt. As of September 30, 2014 this debt had a fair value of $190.2 million.
This property, 99 High Street, is presented gross of debt. The value of the Account’s interest less the fair value of leverage is $275.0 million.
This property, Fourth and Madison, is presented gross of debt. The value of the Account’s interest less the fair value of leverage is $255.5 million.
This property is held in a 85% / 15% joint venture with Developers Diversified Realty Corporation (“DDR”), and consists of 26 retail properties located in 11 states and is presented net of debt. As of September 30, 2014 this debt had a fair value of $686.3 million.
This property, 780 Third Avenue, is presented gross of debt. The value of the Account’s interest less the fair value of leverage is $232.8 million.
Real estate investment portfolio turnover rate was 2.10% for the year ended 12/31/2013. Real estate investment portfolio turnover rate is calculated by dividing the lesser of purchases or sales of real estate property investments (including contributions to, or return of capital distributions received from, existing joint venture and limited partnership investments) by the average value of the portfolio of real estate investments held during the period.

Marketable securities portfolio turnover rate was 8.36% for the year ended 12/31/2013. Marketable securities portfolio turnover rate is calculated by dividing the lesser of purchases or sales of securities, excluding securities having maturity dates at acquisition of one year or less, by the average value of the portfolio securities held during the period.

Teachers Insurance and Annuity Association of America (TIAA), New York, NY, issues annuity contracts and certificates.

TIAA-CREF Individual & Institutional Services, LLC, Teachers Personal Investors Services, Inc., and Nuveen Securities, LLC, Members FINRA and SIPC, distribute securities products.

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TIAA Retirement Annuity Accounts TIAA Real Estate Account

Real Estate	As of 9/30/2014

Investment, insurance and annuity products: are not FDIC insured, are not bank guaranteed, are not deposits, are not insured by any federal government agency, are not a condition to any banking service or activity and may lose value.

THIS MATERIAL MUST BE PRECEDED OR ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE TIAA REAL ESTATE ACCOUNT. PLEASE CAREFULLY CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES, AND EXPENSES BEFORE INVESTING AND CAREFULLY READ THE PROSPECTUS. ADDITIONAL COPIES OF THE PROSPECTUS CAN BE OBTAINED BY CALLING 877-518-9161.

A Note About Risks

In general, the value of the TIAA Real Estate Account will fluctuate based on the underlying value of the direct real estate or real estate-related securities in which it invests.

The risks associated with investing in the Real Estate Account include the risks associated with real estate ownership including among other things fluctuations in property values, higher expenses or lower income than expected, risks associated with borrowing and potential environmental problems and liability, as well as risks associated with participant flows and conflicts of interest. For a more complete discussion of these and other risks, please consult the prospectus.

©2014 Teachers Insurance and Annuity Association of America-College Retirement Equities Fund (TIAA-CREF), 730 Third Avenue, New York, NY 10017
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